Exhibit 99.3

INTRODUCING ADELAAR

A DISTINCTLY

DIFFERENT

DESTINATION

RESORT

Located in one of the most scenic areas of Upstate New York, Adelaar has been meticulously planned as an altogether new type of integrated destination resort.

Designed for today’s discerning guests, Adelaar delivers four seasons of outdoor experiences and indoor amusements.

Three years in the making, Adelaar has the approved master plan and name brand partnerships to be the first to market – and the first to deliver substantial economic, social and environmental benefits to New York State and the Catskills Mountain community.

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LOCATION

CLOSE TO HOME.
FAR FROM ORDINARY.

90 MINUTES FROM NYC

Adelaar is located in scenic Sullivan County, just off Route 17. Only 90 minutes from NYC, its upstate destination is closer than the Adirondacks, Berkshires, or Hamptons, **easily accessible to a population of over 22 million**, and within a 4 hour drive for 40 million potential visitors.

Designed as a great place to visit and an even better place to live, Adelaar will provide four continuous seasons of fun for visitors – and year-round economic impact for those who call Sullivan County home.

Albany
A
50 miles
100 miles
NYC

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THE RESULT OF SENSITIVE PLANNING

Adelaar is inspired in equal parts by the beauty of its setting and the creativity of its design. It is thoughtfully designed to be at one with its surroundings; offering the latest in modern amenities with the least amount of impact on the environment. Adelaar is consciously engineered as an energy-efficient, environmentally sound, and sustainable destination. The team behind its architecture and construction is committed to ensuring the preservation of Upstate New York’s natural environment.

PLANNED FOR A BETTER FUTURE

But, Adelaar is not just about preservation, it’s about creation; job creation; tax revenue creation and creating excitement and energy again in the county. Working closely with public officials, local businesses, and experienced partners over the last three years, Adelaar has been master planned to positively impact the Catskills environment, economy and community.

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THE PLAN

FOUR SEASONS OF FUN

AND ADVENTURE

A PLACE TO RETURN AGAIN AND AGAIN

Adelaar has been purposely designed for explorers of all kinds: from overnight guests to vacationers seeking lifelong memories. Resort visitors and local neighbors will use Adelaar as their base for a complete Catskills experience – balancing seasonal outdoor activities: skiing, skating, swimming, fishing, hiking, biking and water sports (to name a few), with indoor fun and games, including spa treatments, live entertainment, casual and fine dining, shopping, movies, and more. Whether they take advantage of Adelaar’s full complement of activities and amenities, or opt for a favorite solo pursuit, from the very first, visitors will make Adelaar their go-to destination – and one they will return to again and again.

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FROM IN-TOWN TO IN-NATURE

Throughout **Adelaar's 1700 acres, activities are thoughtfully programmed** to fit within their surroundings and across a variety of natural topography. The seamless transition between distinct areas – from hospitality and sports, to entertainment and gaming – is as much organic as it is carefully planned.

The cohesion created across Adelaar's expansive landscape is directly attributable to the know-how of our partners. They have both the sensitivity and skill to marry the beauty of the natural environment and the energy of their vision with the needs of their guests.
The result is **a fully integrated and self contained resort** that is both intimate enough to enjoy and expansive enough for escape.

1
2
3
4
5

❶ Village
Retail, Service, Commercial, Apartments, Townhouses, Residential Lots

❷ Sporting Club
Lower Density Hotel and Spa, Experiential-based Hospitality, Resort Homes

❸ Golf
18 Hole Monster Golf Course, Clubhouse

❹ Family Resort Hotel
Indoor Waterpark, Event and Conference Center, Zip Lines, Ropes Course, Mountain Coaster

❺ Casino Resort and Entertainment Village
Casino Hotel and Spa, Full Scale Gaming (Slots and Table Games), Fine Dining, Resort Retail and Entertainment

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ENTERTAINMENT VILLAGE

AN ENTERTAINMENT VILLAGE WITH SOMETHING FOR EVERYONE

With over 200,000 square feet of entertainment, dining, retail and ample parking, Adelaar's entertainment village offers a wide selection of recreation and relaxation for resort guests and local neighbors.

Bringing a uniquely New York sensibility to its offering, visitors will find a gamut of retail shops from brand name to local artisans, a choice of casual and fine dining restaurants, bowling, arcades, movie theaters, and seasonal events. Adelaar's family-friendly entertainment village has something for every age and interest.

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CASINO

A CASINO THAT UPS

THE ANTE

Adelaar leaves nothing to chance when it comes to gaming. A world-class gaming destination is the centerpiece of the Adelaar experience. Luxury accommodations make enjoying the latest casino table games and slot machines convenient and central to the action. If your appetite is for fine dining, the Empire Resorts casino at Adelaar offers everything from fast casual to signature restaurants.

Adelaar is poised to include one of the most exciting gaming destination resorts in the Northeast. Empire Resorts has been successfully operating a casino-racetrack in the Catskills for over a decade which includes a harness horse track that has been in operation since 1958. At Adelaar, this bold, sleek and modern casino and four-star hotel will provide an exceptional gaming and entertainment customer experience.

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WATERPARK & HOTEL

THE CATSKILLS PREMIERE

INDOOR / OUTDOOR

WATERPARK AND HOTEL

Waterparks have become one of America’s preferred year-round playgrounds. Adelaar boasts a 400-room indoor waterpark resort hotel with all-season indoor and outdoor adventure for kids of all ages.

Enjoy water in every form: liquid, ice, and snow in a resort that offers wet and wild water fun and adrenalin-inducing action areas no matter the weather. With indoor and outdoor waterpark options, experience the thrilling mountain coaster ride all year, exhilarating super slides, snow tubing terrains, or simply relax poolside – even in the middle of winter. Enjoy the natural beauty of the park with ice skating, fishing, rock climbing, and zip lining. After all the activity, whet appetites and wet whistles at a variety of restaurants and snack stops throughout the park.

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VILLAGE

A GATHERING PLACE FOR THE COMMUNITY

Adelaar is committed to working with and for the Catskill community – pre-construction through post-launch.

A dedicated town square within the new residential village serves as a gathering place for indoor and outdoor social and cultural activities. The local community will be served with year-round activities such as farmer’s markets with locally produced goods, family-friendly outdoor events, indoor exhibitions, carnivals and seasonally themed fun.

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BENEFITS

ADELAAR IMPACTS LIVES

AND SHAPES THE FUTURE

OF THE CATSKILLS

Careful planning over the last three years has resulted in a deep understanding of community and environmental needs. The Adelaar team has garnered public approval and entitlement at every step along the way to meet the needs of the local community.

ECONOMIC BENEFITS

Adelaar brings thousands of jobs to the Catskills region – from construction jobs to part and full-time employment opportunities upon opening. The vision of Adelaar is to create opportunities that engage communities and businesses by driving tourism and investment in the local economy, and generate significant consumer traffic and tax revenues for Upstate New York.

ENVIRONMENTAL BENEFITS

Adelaar has spent considerable time engaging expert consultants and evaluating how best to maintain the natural beauty of the Catskills. Adelaar is committed in philosophy and action to minimizing environmental impact and – whenever possible – building with sustainable materials.

Source: Economic Benefits Report January 2013

$750 MILLION

in investment during construction

$100 MILLION

in tax revenues for the region

$600 MILLION

increase in annual economic activity in the region

CA. 5000

permanent and construction jobs in New York State

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PARTNERS

FROM NEW YORK.

FOR NEW YORK.

The Adelaar team has been a part of the Upstate New York community for many years – working alongside elected officials, businesses and public figures to develop a vision for a new kind of upstate experience. As New York State land owners, tax payers and local community members, the team is driven to bring the Adelaar project to life. They have made a commitment to create a mutually beneficial destination for their partners, state and local community.

With its masterplan approved and all relevant entitlements in place, future tenants and partners are ready to “Open for Business.”

EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.4 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. www.eprkc.com

Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello World class gaming destination resort & Raceway, a harness racing track and world-class gaming destination resort located in Monticello, New York, and is 90 miles from midtown Manhattan. www.empireresorts.com

Hart Howerton

Hart Howerton is a creative team of land planners, urban designers, architects, landscape architects and development strategists with four decades of experience optimizing the value of real estate assets. Hart Howerton handles complex projects in sensitive locations throughout the world. Their industry leading approach (“Designing Complete Environments”) combines market-driven planning and design with economic feasibility, development and marketing savvy, environmental sensitivity and entitlements expertise. www.harthowerton.com

Rees Jones, Inc.

Founded in 1974 and headquartered in Montclair, New Jersey, Rees Jones, Inc offers a full range of golf course design services. Rees Jones Inc customizes the design and supervises the construction of new layouts for private, resort, real estate development, municipal and county golf courses. www.reesjonesinc.com

Aquatic Development Group

Headquartered in Cohoes, NY and serving customers around the world, Aquatic Development Group, Inc. is a leading designer and builder of world-renowned aquatic theme parks through its project services division. www.aquaticgroup.com

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EPR Properties™
Return on Insight

909 Walnut St Ste 200
Kansas City, MO 64106

Toll Free 888.EPR.REIT
info@eprkc.com

adelaarNY.com